                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              THE MEXICO FUND, INC.
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               (Name of Registrant as Specified In Its Charter)

                              THE MEXICO FUND, INC.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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Notes:

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[THE MEXICO FUND, INC.
    LOGO APPEARS HERE]   The Mexico Fund, Inc.



                                                             February 14, 2002


Dear Fellow Shareholder:


         Over the past eighteen months, your Board of Directors and investment manager have executed a number of initiatives intended to maximize the investment performance of the Fund and return value to shareholders. We believe that these efforts have begun to pay off, including those since October 2000 when the Fund's diversification and concentration policies were changed. Consider the following results, expressed in U.S. dollars and assuming reinvestment of distributions:

      o Since May 2000, the discount between the Fund's market price and its net asset value (NAV) has narrowed significantly from 33% to around 12%.

      o  In 2001, the market price of each share increased 32.45%.

      o In 2001, the price of the Fund's stock outperformed the Fund's benchmark by 17.91%.

         At this year's annual meeting on March 7, you have the opportunity to make a significant impact on your investment. The Fund is proposing additional initiatives intended to maximize shareholder value and further align the interests of the investment manager with those of the shareholders. The Fund is asking for your approval to:

      o Modify the Fund's investment advisory and management agreement to incorporate a performance fee component that will better align the interest of the Fund's investment adviser (Impulsora del Fondo Mexico, S.A. de C.V.) with those of the fund's shareholders (Proposal 2)

      o Adopt a share repurchase policy that would require the Fund to periodically offer to repurchase at least 5% of its shares on an annual basis in-kind at no less than 98% of net asset value (NAV) (Proposal 3)

               Your Board of Directors unanimously recommends you vote the WHITE Proxy Card FOR Proposals 1, 2 & 3 and AGAINST Proposal 4.

         Despite the performance of your Fund and the continued efforts of your Board and investment adviser to increase shareholder value, your Fund faces a serious threat from a relatively new shareholder, Laxey Partners Ltd.

         Laxey Partners Ltd. is based in the Isle of Man. Through tax haven entities in the Cayman Islands, the British Virgin Islands and with other unidentified third parties, Laxey claims to be a shareholder of 5.6% of the Fund's shares. We believe the Laxey entities concentrate on arbitrage led investments, with an emphasis on exploiting closed end funds, like your Fund. We believe Laxey Partners is a short-term investor who has no regard for all shareholders of The Mexico Fund.

                       Your Board of Directors recommends
             you discard any gold proxy card sent to you from Laxey.

                    PROTECT YOUR INVESTMENT! DON'T BE MISLED!

         Laxey Partners Ltd. is seeking to replace two of your Board's directors with two of its own nominees who are paid consultants to Laxey. They are also seeking approval of a proposal to terminate the investment management agreement between the Fund and its investment adviser.


  We believe Laxey's proposals will be harmful to the Fund and, if implemented, will disrupt important initiatives presently being pursued by your Board.


         Laxey is seeking shareholder approval to terminate the agreement between the Fund and its investment adviser within 60 days of a shareholder vote. We believe that this is an ill-advised tactic that could put the Fund in a precarious position of having no adviser, incurring additional expenses for shareholders and potentially disrupting the course of initiatives which have already had positive effects on the Fund's performance and discount.

         We believe it is naive for Laxey to think that the Fund could easily engage a new investment manager willing and able to manage your Fund within 60 days. Also, any new adviser would likely require a higher management fee, putting a greater burden on the Fund's low expense structure and on the shareholders.

         Terminating the investment management agreement could hinder, rather than accelerate, the implementation of the repurchase policy, once SEC approval of the interval structure is received, as it would require the new manager to become intimate with the complexities of operating the in-kind repurchase policy.

         Furthermore, should the investment manager be replaced, there could be a time during the transition when performance could suffer while the new manager became familiar with the Mexican securities markets. Additionally, it is your Board and not the adviser who makes the fundamental decisions regarding your Fund's structure. The adviser fully concurs and supports your Board regarding the proposed interval structure.

                               Laxey has no plan!

         Laxey offers no specific steps to achieve what your Board believes is an ill-advised scheme. Instead of a plan, Laxey wants shareholders to replace your Board's experienced directors and terminate the agreement between the Fund and its investment adviser. All this so that the new directors and adviser can then start the process to "...explore methods to offer Stockholders at least 98% of NAV..."

          While Laxey would have the Fund start exploring alternatives, your Board and investment adviser have already taken action.

         Unlike Laxey, your Board has evaluated every option, and concluded that the in-kind share repurchase is the best vehicle to allow shareholders to redeem their shares in an orderly fashion (proposal 3 on the enclosed WHITE proxy card). The in-kind policy was designed, in part, to provide shareholders with additional liquidity for their Fund shares and possibly to reduce the discount to NAV at which shares of the Fund have historically traded.

               Your Board of Directors unanimously recommends you
                            vote the WHITE Proxy Card
                 FOR Proposals 1, 2 & 3 and AGAINST Proposal 4.

         As mentioned earlier, Laxey Partners Ltd. is seeking to replace two of your Board's directors (including Juan Gallardo, the Chairman of your Board) with two of its own nominees who are paid consultants to Laxey. We urge you to look closely at the Laxey nominees and ask yourself whose interests they will represent - all shareholders or the ones paying them a fee?

         Laxey's proposed directors have NO EXPERIENCE with closed-end funds and do not appear to have any experience or knowledge relating to the U.S. and Mexican securities markets. Furthermore, they entered into consulting agreements signed with Laxey's Value Catalyst Fund on December 20, 2001, one day before Laxey notified the Fund that it intended to submit its shareholder proposal.

         How can they be expected to act independently and in the best interests of ALL shareholders when they have no common economic interest with fund shareholders and are paid consultants of Laxey's?

                     Your Board of Directors recommends you
               discard any gold proxy card sent to you from Laxey.

                    PROTECT YOUR INVESTMENT! DON'T BE MISLED!

This is a critical time in your Fund's history. We have taken significant steps to reduce the discount, more completely align the interests of our investment adviser with those of our fellow shareholders, and enhance performance through a new non-diversified structure.

We urge you to support your Board and not allow the Laxey Group, with its ill-conceived, self-serving platform, to disrupt the new initiatives introduced by your Fund's Board and your investment adviser. We urge you to sign and return the enclosed WHITE proxy card today.

Sincerely,

Your Board of Directors
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                Sign, date and return the WHITE proxy card today.
               Vote FOR Proposals 1, 2 & 3 and AGAINST Proposal 4.


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                                   Important!
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  1. Regardless of how many shares you own, your vote is very important. Please
                                            ---------------------------
     sign, date and mail the enclosed WHITE proxy card. Please vote each WHITE proxy card you receive since each account must be voted separately. Only your latest dated proxy counts.

  2. We urge you NOT to sign any gold proxy card sent to you by Laxey.
                 -------------------------------

  3. Even if you have sent a gold proxy card to Laxey, you have every right to change your vote. You may revoke that proxy, and vote as recommended by your Board by signing, dating and mailing the enclosed WHITE proxy card in the enclosed envelope.

  4. If your shares are held in the name of a bank, broker or other nominee,
     ----------------------------------------------------------------------
     please direct the party responsible for your account to vote the WHITE proxy card as recommended by your Board.




              If you have any questions on how to vote your shares,
                        please call our proxy solicitor:

                         MORROW & CO. at (800) 607-0088.

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

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                                                                WHITE PROXY CARD

                             THE MEXICO FUND, INC.

            Proxy Solicited on Behalf of the Board of Directors for
                         Annual Meeting of Shareholders

     The undersigned shareholder of The Mexico Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Jose Luis Gomez Pimienta and Sander M. Bieber and each of them proxies of the undersigned, with full power of substitution, to vote and act in the name and stead of the undersigned at the Annual Meeting of Shareholders of the Fund, to be held at 30 Rockefeller Plaza, 23rd Floor, New York, NY, 10112, on March 7, 2002 at 2:00 P.M., New York City time, and at any and all adjournments thereof, according to the number of votes the undersigned would be entitled to cast if personally present.

     The shares represented by this proxy will be voted in accordance with instructions given by the shareholder, but if no instructions are given, this proxy will be voted in favor of proposals 1, 2 and 3 against proposal 4 as set forth in this proxy.

     The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated January 23, 2002.

                          (Continued on reverse side)

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

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                             THE MEXICO FUND, INC.

                                  March 7, 2002

                Please Detach and Mail in the Envelope Provided
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A [X]  Please mark your
       votes as in this
       example

             This proxy/voting instruction card will be voted FOR proposals 1, 2 and 3 if no choice is specified.
                             The Board of Directors recommends a vote FOR proposals 1, 2 and 3.


                      FOR   WITHHELD                                                                        FOR    AGAINST   ABSTAIN
1. Election of the   [_]    [_]         Nominees:                       2. Approval of addition of a        [_]      [_]       [_]
   nominees listed                          Juan Gallardo T.               performance fee component
   at right to serve                        Emilio Carrillo Gamboa         to the Fund's investment
   as members of                                                           advisory fee.
   the Fund's Board of Directors, as Class III
   Directors, for a term expiring in 2005 and until                     3. Approval of adoption of a        [_]      [_]       [_]
   their successors are elected and qualified:                             share repurchase policy
                                                                           requiring the Fund, on a
For, except as marked to the contrary below:                               periodic basis, to offer
                                                                           to repurchase in-kind Fund
______________________________________________                             shares at no less than 98%
                                                                           of net asset value.


                                                                        This proxy/voting instruction card will be voted AGAINST
                                                                        proposal 4 if no choice is specified.

                                                                        The Board of Directors recommends a vote AGAINST proposal 4.

                                                                                                            FOR    AGAINST   ABSTAIN
                                                                        4. To consider a shareholder        [_]      [_]       [_]
                                                                           proposal that the shareholders
                                                                           of the Fund recommend that the
                                                                           Board of Directors expedite the
                                                                           process to convert the Fund to
                                                                           an open-end investment management
                                                                           company.

                                                                        5. In the discretion of the above named proxy holders, such other business as may properly come before the Meeting
                                                                           or any adjournment thereof.


SIGNATURE(s)________________________________________   DATED_________________

SIGNATURE(s)________________________________________

TITLE:__________________________________________

NOTE: Please sign, date and return promptly. Signature(s) should be exactly as name or names appear on proxy. If shares are held jointly, each holder should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full name.
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